UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2024

LINEAGE CELL THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

California	001-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2173 Salk Avenue, Suite 200
Carlsbad, California 92008
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (442) 287-8990

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	LCTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2024, Lineage Cell Therapeutics, Inc. (the “Company” or “Lineage”) entered into a stock purchase agreement (the “purchase agreement”) with certain investors relating to the purchase and sale in a registered direct offering of an aggregate of 13,461,540 common shares of the Company. The offering price was $1.04 per common share. The aggregate gross proceeds to Lineage from the offering are expected to be $14.0 million before deducting estimated offering expenses payable by Lineage. Broadwood Partners, L.P., which is affiliated with Neal Bradsher, a member of the Company’s board of directors, agreed to purchase 6,730,770 common shares in the offering, and Don M. Bailey, a member of the Company’s board of directors, agreed to purchase approximately 100,000 common shares in the offering.

The closing of the offering is expected to occur on or about February 8, 2024, subject to customary closing conditions. Lineage intends to use the proceeds from the offering for general corporate purposes, which may include clinical trials, research and development activities, general and administrative costs, and to meet working capital needs.

The purchase agreement contains customary representations, warranties and agreements by Lineage, and customary conditions to closing. The representations and warranties in the purchase agreement were made only for purposes of the purchase agreement and as of a specific date, were solely for the benefit of the parties to the purchase agreement, and may be subject to limitations agreed upon by such parties.

The offering is being made pursuant to Lineage’s registration statement on Form S-3 (File No. 333-254167), filed with the U.S. Securities and Exchange Commission on March 11, 2021, and declared effective by the SEC on March 19, 2021, and a prospectus supplement thereunder.

A copy of the purchase agreement is filed as 10.1. The foregoing description of the terms of the purchase agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Sheppard Mullin Richter & Hampton LLP relating to the legality of the issuance and the sale of the common shares of Lineage is filed as Exhibit 5.1.

This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any offer, solicitation, or sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 8.01	Other Events.

On February 6, 2024, Lineage issued a press release announcing the offering, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Sheppard Mullin Richter & Hampton LLP
10.1	Form of Stock Purchase Agreement
23.1	Consent of Sheppard Mullin Richter & Hampton LLP (incorporated into Exhibit 5.1)
99.1	Press release issued on February 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINEAGE CELL THERAPEUTICS, INC.

Dated: February 6, 2024	By:	/s/ George A. Samuel III
	Name:	George A. Samuel III
	Title:	General Counsel and Corporate Secretary

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